EXHIBIT 99.1

Meridian Provides Update On Operations and Continued Execution of Growth and Asset Diversification Plans

HOUSTON, Aug. 7, 2007 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE: TMR) today announced that it is on track with the execution of its business plan for growth in reserves and production for 2007. This plan, which was put into motion early last year, is designed to create a balanced project portfolio that will provide the Company with a diversity of lower-risk exploration, exploitation and development project inventory -- an inventory that will generate multiple wells and repeatable drilling locations, adding longer-lived reserves as a complement to our traditional higher cash-flow properties located in the Gulf Coast region. The Company continues to execute its plan in the five primary regions of focus for its 2007 capital budget. These include East Texas, Texas Gulf Coast and Offshore, Mid-Continent, South Louisiana and Offshore and Unconventional Resources plays.

East Texas Area

This play holds the potential for becoming a significant resource play for the Company with a strong lease acreage position that will support a repeatable, multiple well-drilling and development program for the foreseeable future. Results from initial drilling activities in this key area have already made this a significant contributor to the Company's plans for return to growth through increases in both production and reserves.

The Company and its joint venture partners currently hold approximately 38,000 gross acres in the play. Meridian continues to increase its position in this very competitive area and anticipates being able to add an additional 15,000 to 20,000 acres in the coming months. With the increased acreage position, the number of possible drilling locations increases in general terms to between 50 and 55 wells. Assuming continued success in the expansion of the play, the Company anticipates that it will maintain two rigs in this region until the play is fully developed. Meridian is the operator of the field, and depending on participations and acreage contributions, will hold up to 75% working interest in each unit.

Activity to date in this area:

 * Q3-05 Meridian announces joint venture to test Woodbine and Austin
   Chalk
 * Q1-06 Drilled 4 vertical wells to test Woodbine sands produced in the AA Field
 * Q2-06 Initiated expansion of 7,000-acreage position to current
   38,000 acres
 * Q2-06 Initiated first well with dual laterals to test Austin Chalk
 * Q4-06 Completed the BSM No. 1 well which tested at 36 Mmcfe/d
 * Q2-07 Completed second dual horizontal well -- Leary No. 1 -- which tested at 22 Mmcfe/d
 * Q2-07 Three rigs working, spud and drilling BSM No. 2 well, BSM
   No. 4 well and Bear Creek Unit No. 1-H well

The Blackstone Mineral ("BSM") No. 4 well has reached its total depth ("TD"). The single lateral well was drilled vertically to approximately 13,000 feet with the horizontal portion extending out approximately 5,500 feet for a total measured depth ("MD") of approximately 18,500 feet. The well will be completed (installation of a slotted liner) over the course of the next 10 to 15 days after which the well will be tested.

The BSM No. 2 well is currently drilling at approximately 15,700 feet MD. The single lateral well was drilled vertically to approximately 13,100 feet with the horizontal portion currently extending out approximately 2,600 feet. The targeted length for the lateral is 6,000 feet. Mechanical issues associated with the rig being used for this well and, separately, third party downhole directional tools, have caused delays in the length of time previously estimated to drill and complete this well. However, the Company has worked diligently with the owners of the rig to make the necessary repairs and expects improved progress in the rate of drilling going forward. The horizontal lateral is expected to reach TD in the coming weeks.

The Company is participating in the Bear Creek No. 1-H well, which is currently drilling at approximately 14,000 feet MD on the first of two scheduled laterals approximately five miles northeast of Meridian's operating area. Meridian holds approximately 7% working interest in this outside operated well.

The next wells scheduled for drilling in this area are the Freeman No. 1 well and the BSM No. 5 well. Each well is scheduled to drill and complete dual horizontal laterals extending roughly north and south between 5,000 and 6,000 feet each. The BSM No. 5 well is located approximately 1.5 miles northwest of the BSM No. 4 well. The Freeman No. 1 well is located approximately 4 miles northwest of the BSM No. 4 well.

The previously announced purchase and construction of one newly built land based drilling rig is on track for delivery. The rig is being designed and fabricated by Orion Drilling Company LP in Corpus Christi, Texas. The rig will be operated, crewed and maintained by Orion. Delivery of the rig is currently expected in the fourth quarter of 2007 when it will be mobilized to the Company's East Texas Austin Chalk play. Depending on the success of the operations in the play, the Company has plans for a two-rig, multi-well drilling program to exploit and develop the Company's acreage under lease for an anticipated three to seven-year period.

Texas Gulf Coast and Offshore

In August of 2006, the Company purchased all of the Texas Gulf Coast assets of Vintage Petroleum LLC for approximately $21 million in cash and stock. The assets were comprised of both producing properties as well as exploration and exploitation properties as identified on the proprietary and acquired 3-D seismic data over the properties. Since the purchase, Meridian has participated in six wells in the area including one well that is currently drilling with one more still budgeted for 2007. Six additional prospective well locations have emerged as a result of the successful drilling in this area.

Activity to date since moving into this area:

 * Q3-06 Acquired Vintage's Texas Gulf Coast and Offshore assets from
   Occidental Petroleum
 * Q2-06 Participated in Countiss McCracken well, tested at 2 Mmcfe/d
 * Q4-06 Participated in B.P. America well, tested at 21 Mmcfe/d
 * Q4-06 Participated in ST 976 No. 1 well, tested at 5.2 Mmcfe/d
 * Q4-06 Drilled ST 786 No. 12 well, recovering fish in hole and preparing well for uphole frac and test
 * Q1-07 Sold Umbrella Point field and pipeline system for net proceeds of $2.5 million
 * Q2-07 Participated in ST 974 No. 2, tested at 90 BOPD and
   120 Mcf/d, more sands uphole
 * Q3-07 Participating in ST 976 No. 2 well, currently drilling
 * Q3-07 Drilled High Island 55 No. 7 well, dry hole

The Company recently participated in the outside operated ST 974 No. 2 well located in Nueces Bay in San Patricio County, Texas (northeast of Corpus Christi). The well targeted a shallow Frio sand in a separate fault block of the East White Point field. The well was drilled to approximately 6,400 feet MD and logged prospective pay in the Frio sand section at 6,300 feet with two additional prospective sands (including the Brigham sand) above it. The well was recently tested in the 6,300' sand section at a gross daily flow rate of 90 barrels of oil per day and 120 Mcf per day. The well is currently producing oil into sales. The primary objective sand, the Brigham sand, is scheduled to be tested in the next couple of weeks. If successful, the well will co-mingle production from both the 6,300' sand and the Brigham sand. Depending on the results of testing and production, it is anticipated that this prospect can be offset with an additional development well. The Company owns approximately 23% working interest in the well and its offset.

The outside operated ST 976 No. 2 well on the East White Point prospect located in the Nueces Bay project area is being drilled to test several deep Frio sands. These are the same sands that were successfully exploited in the previously drilled B.P. America well during the fourth quarter of 2006. This well is currently at approximately 10,700 feet on its way to a total depth of approximately 13,000 feet MD. Meridian owns approximately 23% working interest in this well.

The ST 786 No. 12 well on the Indian Point prospect located in the Nueces Bay project area was fracture stimulated in one of two deep Anderson sand sections of the lower Frio formation. The results of the fracture stimulation were in and of themselves uneconomic. Therefore, operations were begun to move up the hole to test and fracture stimulate the upper portion of the Anderson (Frio) sand. During the preparations for the next test, downhole tools became stuck in the deviated hole which has required several weeks of time to clear and retrieve. The retrieval process is nearly complete and the Company expects to be moving forward shortly with its plans to exploit the remaining uphole sands.

The Company recently drilled the High Island 55 No. 7 well, located in the shallow offshore waters of the Texas Gulf Coast. The well was drilled to approximately 8,000 feet targeting the Siph D "A" sand section. The well was logged with the results showing sands that contained no hydrocarbons. The well was plugged and abandoned.

Mid-Continent

In the Mid-Continent region of north central Oklahoma, the Company is proceeding with plans to develop its approximately 22,000 acre position in the Hunton/Woodford de-watering play pilot project. Since acquiring the leases, the company has drilled four wells including one saltwater disposal well. Of the three gas wells drilled to date, the Constellation 8-2 well was successfully completed in the Mississippian formation.

The other two wells (Constellation No. 8-1 and Enterprise No. 7-1) were determined be depleted in the Hunton formation, rendering them uneconomic in that zone. Subsequent to this determination, and its affects on the acreage surrounding these wells, the Company has appropriately adjusted its original 2007 budgeted plans of 14 total wells for this area to a lesser number depending on further testing and results. During the course of the next five months, the Company has plans to drill up to four additional wells with the possibility of more to follow depending on the success of those tests. The Company still believes this is a good prospective area and recognizes it as a potentially important component of its overall strategic plan for long term growth and asset diversification. Meridian operates the field and owns approximately 80% working interest.

South Louisiana and Offshore

South Louisiana remains a core area for Meridian where it has built a large knowledge and information base that it believes holds significant value for the development of future projects and significant potential for increased reserves and production during 2007. Although the Company is expanding beyond its traditional footprint of South Louisiana, it continues to be a core area for growth and a strategic part of the Company's portfolio management by generating and participating in the drilling of targets for larger reserves with strong cash flows. Several projects remain to be tested during 2007 to complete the Company's planned capital spending for this region.

In offshore Gulf of Mexico, the Company is drilling a prospect on its West Cameron Block 332 project area located in the federal offshore waters approximately 50 miles off the southwest coast of Louisiana. Currently the well is at a depth of approximately 8,100 feet MD headed for the targeted formation in the Upper Miocene sand at a depth of approximately 13,800 feet. The gross unrisked reserve potential for this prospect is approximately 15 to 30 Bcfe. Meridian owns 17% working interest before casing point and 37% working interest after casing point and is the operator of the well. If successful, it is contemplated that at least one additional well will be drilled on this lease block.

Deep Archtop

The Company continues to develop its Deep Archtop prospect for drilling. The project is designed to test a Jurassic Cotton Valley four-way closure in the Biloxi Marshlands area of St. Bernard Parish Louisiana. This 30,000-foot prospect has over 14,400 acres of closure, imaged by 3-D seismic and offers reserve potential of up to 5-7 trillion cubic feet of gas.

The Company has acquired additional acreage over the play from both the State of Louisiana and multiple landowners in the vicinity. In addition, meetings with both State of Louisiana agencies and local governmental authorities have been held with positive results that support the Company's planned routes, drilling location and timing. The Company will spend the coming year in pre-drill work, followed by 300-plus days to drill the well which is estimated to cost up to $60 million. The shallow marshlands water location provides the potential for significant savings in drilling the test well and post development infrastructure compared to similarly sized offshore projects which typically cost much more and require longer periods of time to construct the necessary pipelines and production facilities. Meridian owns production facilities and pipelines in the immediate area. Meridian intends to retain and pay its share of approximately 20-25% working interest in this well. The Company has set a target date of mid-year 2008 for initiating drilling operations on this significant test well.

Unconventional Resource Plays

The Company's push for diversity and growth continue to develop in the Delaware Basin, Palo Duro Basin and Illinois Basin.

In the Delaware Basin, the Company and its joint venture partner have completed their evaluation of the previously acquired 2D seismic in the area and have selected the first two locations to be drilled in the fourth quarter. These wells will target the Barnett and Woodford Shale sections which range between 5,500 and 8,500 feet. Targeted reserves range between 2 and 3 Bcf per well. Meridian's 50% joint venture partner will operate substantially all of the drilling and production for the project. The group owns approximately 85,000 acres in the area and anticipates that it will drill a minimum of two wells during 2007.

In the New Albany Shale Play in the Illinois Basin, the Company continues to acquire leases and currently owns an approximate 30,000-acre lease position. Meridian has plans for two wells in this area between now and the end of the year. The Company's working interest in the play is 92% with Meridian as operator.

In the Palo Duro Basin Play, the Company owns approximately 35,000 gross acres. Several operators in the basin are in various stages of testing optimal drilling and completion techniques for wells in the area, with reported successful results. The Company owns 92% working interest in the play and is currently developing a plan for drilling operations in this region.

Production Data

Average daily production for the Company for the second quarter 2007 was approximately 52 Mmcfe/d. A schedule of the Company's hedge position is located on its website www.tmrc.com.

Re-cap of Data

Below is a re-capitulation of the operations affecting production discussed in this press release:

 * Company on track with execution for growth plans
 * BSM No. 4 well, TD reached, completing well for test
 * BSM No. 2 well drilling at 15,700 feet MD, lateral out 2,600 feet
 * Bear Creek Unit No. 1-H well drilling at 14,000 feet MD
 * Rig construction on track, delivery in Q4-07
 * ST 974 No. 2 well tested at 90 Bopd & 120 Mcf, more uphole completions scheduled
 * ST 976 No. 2 well drilling at 10,700 MD, going to 13,000 to test
   Frio sands
 * ST 786 No. 12 well -- additional uphole completions scheduled
 * High Island 55 No. 7 well drilled to 8,000 feet, dry hole
 * Mid-Continent -- 4 more wells for this year
 * West Cameron 332 well drilling at 8,100 feet, going to 13,800
 * Deep Archtop -- proceeding as planned with anticipated 2008 spud
 * Delaware Basin -- on track to drill 2 wells in Q4-07
 * New Albany -- plans for 2 wells before end of year

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential project and wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2006.

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CONTACT: The Meridian Resource Corporation
         Lance L. Weaver
         (281) 597-7125
         lweaver@tmrx.com
         www.tmrc.com